UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2010

Vistaprint N.V.
__________________________________________
(Exact name of registrant as specified in its charter)

Netherlands	000-51539	98-0417483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hudsonweg 8, Venlo, Netherlands		5928 LW
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	31 77 850 7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2010, Michael Giannetto notified Vistaprint of his decision to resign as Vistaprint’s Chief Financial Officer effective March 1, 2011. Mr. Giannetto will remain employed by Vistaprint through June 30, 2011. On November 18, 2010, Vistaprint issued a press release announcing Mr. Giannetto’s resignation and the appointment of Ernst Teunissen as Executive Vice President and Chief Financial Officer effective March 1, 2011. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this report.

There are no family relationships between Mr. Teunissen and any of Vistaprint’s supervisory directors or executive officers. Since July 1, 2009, Mr. Teunissen has had no related person transactions that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Mr. Teunissen, age 44, has served as Vistaprint’s Vice President of Corporate Strategy since October 2009. Before joining Vistaprint, Mr. Teunissen was a founder and director of two corporate finance and management consultant firms: Manifold Partners from May 2007 through September 2009 and ThreeStone Ventures Limited from June 2003 through September 2009. From August 1999 to February 2003, Mr. Teunissen served as an executive director in Morgan Stanley’s Investment Banking Division in London. From February 1997 to July 1999, he was a senior associate director in Deutsche Bank’s Investment Banking Division in London and Singapore. Mr. Teunissen holds a Master of Business Administration degree from the University of Oregon and a Bachelor of Business Administration from Nijenrode University, The Netherlands School of Business.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vistaprint N.V.

November 18, 2010	By:	/s/Michael Giannetto

Name: Michael Giannetto
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 18, 2010 entitled "Vistaprint Announces Promotion of Ernst Teunissen to Chief Financial Officer Effective March 1, 2011"